UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2005

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813

Delaware	56-1574463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Douglas Drive

Sanford, North Carolina

27330-1410

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Pantry, Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2005 (the “Initial Form 8-K”) pursuant to Instruction 2 to Item 5.02 of Form 8-K, to provide information that was not determined or available at the time of the filing of the Initial Form 8-K. The Initial Form 8-K reported events under Item 1.01 (Entry into a Material Definitive Agreement), Item 2.02 (Results of Operations and Financial Condition), Item 5.02 (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers) and Item 9.01 (Financial Statements and Exhibits). This amendment adds new information concerning a committee appointment reportable under Item 5.02 that was not determined or available at the time of filing the Initial Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2005, the Company appointed Edwin J. Holman and Robert F. Bernstock as directors of the Company. Mr. Holman was appointed to the Compensation Committee of the Company’s board of directors and Mr. Bernstock was appointed to the Corporate Governance and Nominating Committee of the Company’s board of directors. On January 24, 2006, Mr. Bernstock was also appointed to the Compensation Committee of the Company’s board of directors. The appointment of Messrs. Holman and Bernstock increases the total membership of the Company’s board of directors from eight to ten.

In connection with their appointment and pursuant to the Company’s compensation program for independent directors (as described above under Item 1.01), the board of directors also approved the grant of options to purchase 10,000 shares of the Company’s common stock (pursuant to the Company’s 1999 Stock Option Plan) to each of Messrs. Holman and Bernstock. In addition, as independent directors on the board, Messrs. Holman and Bernstock will be eligible for compensation under the Company’s Independent Director Compensation Program, described above in the last paragraph of Item 1.01 of this Report (which paragraph is hereby incorporated by reference into this Item 5.02).

A copy of the press release announcing the appointment of Messrs. Holman and Bernstock is attached hereto as Exhibit 99.2 and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly

Daniel J. Kelly
Vice President, Chief Financial Officer and Secretary
(Authorized Officer and Principal Financial Officer)

Date: January 25, 2006

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